Exhibit 99.1

303 International Circle Suite 200 Hunt Valley, MD 21030	P: 410.427.1700 F: 410.427.8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

Omega Healthcare Investors Announces Pricing of its $700 Million Senior Notes Offering

HUNT VALLEY, MARYLAND – March 3, 2021 – Omega Healthcare Investors, Inc. (NYSE: OHI) (“Omega”) today announced that it priced an underwritten public offering of $700 million aggregate principal amount of 3.250% Senior Notes due 2033 (the “2033 Notes”). The settlement of this offering is expected to occur on March 10, 2021, subject to customary closing conditions.

Omega intends to use the net proceeds from the offering (i) to repay its British Pounds Sterling denominated borrowings under its credit facilities and (ii) to fund the purchase price for its previously announced tender offer to purchase for cash a portion of its 4.375% Senior Notes due 2023 and the payment of accrued interest and related fees, premiums and expenses in connection therewith. Omega intends to use any remaining net proceeds, including in the event that it does not achieve full participation in the tender offer, to repay a portion of outstanding borrowings under its credit facilities and for general corporate purposes, which may include future acquisition or investment opportunities.

The 2033 Notes are guaranteed by Omega’s subsidiary, OHI Healthcare Properties Limited Partnership, and will be guaranteed by Omega’s existing and future subsidiaries that guarantee unsecured indebtedness for money borrowed of Omega in a principal amount at least equal to $50 million.

J.P. Morgan Securities LLC, BofA Securities, Inc., Credit Agricole Securities (USA) Inc. and Wells Fargo Securities, LLC are acting as active joint book-running managers for the offering of the 2033 Notes.

The 2033 Notes will mature on April 15, 2033, have an issue price to the public of 99.304% and feature a fixed-rate coupon of 3.250% per annum, payable semiannually on April 15 and October 15 of each year, beginning October 15, 2021.

The offering is being conducted by means of a prospectus supplement filed as part of a shelf registration statement on Form S-3 (Registration No. 333-228321) previously filed with the Securities and Exchange Commission (the “SEC”). A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering of the Notes can be obtained from: J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Investment Grade Syndicate Desk, or by calling collect at (212) 834-4533; BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255, Attention: Prospectus Department, or by email at dg.prospectus_requests@bofa.com, or by calling (800) 294-1322; Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, New York 10019, Attention: Debt Capital Markets, or by calling (866) 807-6030; Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, or by email at wfscustomerservice@wellsfargo.com, or by calling (800) 645-3751. Potential investors should read the prospectus supplement and accompanying prospectus, the registration statement and the other documents that Omega has filed with the SEC in connection with the offering of the Notes. A copy of the prospectus supplement and accompanying prospectus may also be obtained without charge by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Omega is a real estate investment trust that invests in the long-term healthcare industry, primarily in skilled nursing and assisted living facilities. Its portfolio of assets is operated by a diverse group of healthcare companies, predominantly in a triple-net lease structure. The assets span all regions within the United States, as well as in the United Kingdom. More information on Omega is available at www.omegahealthcare.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, facility transitions, growth opportunities, continued qualification as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega’s expectations.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of Omega’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) the impact of novel coronavirus (“COVID-19”) on our business and the business of our operators, including without limitation, the extent and duration of the COVID-19 pandemic, increased costs experienced by operators of skilled nursing facilities and assisted living facilities in connection therewith, and the extent to which continued government support may be available to operators to offset such costs and the conditions related thereto; (iii) the ability of our operators to comply with the terms and conditions pursuant to which government support may be available; (iv) the risk Omega may not complete this offering in a timely fashion or at all, and (v) those risks and uncertainties associated with Omega’s business described in its Annual Report on Form 10-K filed on February 28, 2020 and its subsequent filings with the SEC. Although Omega believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Omega can give no assurance that the expectations will be attained or that any deviation will not be material. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Bob Stephenson, CFO, or Matthew Gourmand, SVP Corporate Strategy & Investor Relations, at (410) 427-1700